Exhibit 10.04

Commercial Lease Agreement

Entered into and signed in Netania on the October 7, 2002

Between:	Am-Ram South Netania Development Ltd., P.C. 510830359 Whose address is 1 Hatzoran St., Netania

Hereinafter: the “Lessor”

And:	DealTime Ltd., P.C. 512460031 of 1 Hatzoran St., Netania

Hereinafter: the “Lessee”

Whereas	the Lessor has built and established a center for commerce, workshops and other businesses, hereinafter the “Project” on Plots 4 and 5 as defined in Plan NT/554 on (part of) Parcel 90 in Block 7934 situated in the “Nordau” Industrial Zone in Netania, hereinafter the “Plot” and the “Project” respectively; and

Whereas	the project includes, inter alia, the building marked in yellow and referred to as “Building B” on the plan annexed hereto and identified by the signature of the parties, hereinafter the “Building”; and

Whereas	the Lessor has entered into long-term lease agreements with the Israel Lands Administration, copies of which are annexed hereto and identified by the signature of the parties, and by virtue of which and by virtue of development agreements that preceded them, the Lessor is entitled to construct the building and the Leased Property and to receive a long-term lease thereof in its name or to its order; and

Whereas	the Lessor has long-term leasehold rights in the Building and is entitled to grant a lease for the Leased Property, as hereinafter defined, in accordance with the terms and conditions of this agreement and in general; and

Whereas	among the other parts of the Building, the company has built the unit colored in yellow, which is situated on the 2nd floor and is delineated by a thick-lined border on the plan which constitutes Annex “A” to this agreement, and is identified by the signatures of the Lessor and the Lessee, hereinafter the “Leased Property”; and

Whereas	it is agreed that Annex A defines the area and location of the Leased Property and shall not be construed as defining the physical state and condition of the Leased Property; and

Whereas	it is agreed that the area of the Leased Property is 985 m2 net, with the addition of 15% of its aforesaid area for the use of public areas, totaling 1,133 m2, hereinafter the “Area of the Leased Property”; and

Whereas	the Lessee wishes to lease the Leased Property in a lease to which the Tenants Protection Law shall not apply, for the Lease Period and for the Purpose of the Lease, and pursuant to the terms and conditions as defined in this agreement; and

Whereas	the Lessee has leased areas in the Building from the Lessor, in accordance with a lease agreement dated June 7, 1999 and annexes to the agreement dated April 16, 2000 and July 4, 2000, hereinafter the “Previous Contracts”; and

Whereas	the parties agree that on the date of commencement of the lease as stated in this agreement, the lease period under the Previous Contracts shall terminate, and the total area that was leased to the Lessee under the Previous Contracts will be vacated by the Lessee and returned to the Lessor in accordance with the terms of the Previous Contracts; and

Whereas	the Lessor declares that under the zoning plan applicable to the Plot, there is no impediment to the use of the Leased Property for the purpose stipulated in this agreement,

Therefore, the Parties Undertake as Follows:

1. General

1.1	The preamble to this agreement constitutes an integral part of the terms and conditions of the agreement, and the contents thereof are agreed by the parties and are binding thereon for all intents and purposes.

1.2	Subject to the following provisions, the Lessor is leasing the Leased Property to the Lessee in the state and condition thereof as on the date of execution of this agreement, and the Lessee declares that the state and condition of the Leased Property is known and acceptable thereto without reservation.

The Lessor undertakes to perform the paint repairs necessary in the Leased Property at its own expense, and to complete the same by the date of commencement of the lease.

1.3	The Lessor undertakes to lease the Leased Property to the Lessee for the Lease Period stated hereunder, for the Purpose of the Lease stated hereunder and for such purpose only, and subject to the condition precedent that the Lessee shall fulfill all of its obligations under this agreement, as agreed.

1.4	The Lessee represents and warrants that it has neither made nor undertaken to make any payment or pay any consideration or grant any other benefit in connection with the Leased Property or the lease thereof or receipt of the possession or use thereof, other than its undertaking to pay the rent under this agreement and to contribute towards the costs of maintenance and management of the public sections and facilities in the Building, all in accordance with the provisions of this agreement.

1.5	The Lessee represents and warrants that it has neither made nor undertaken to make any payment of key money to the Lessor, and the Lessee will not assert the applicability of the laws of tenant protection to its possession of the Leased Property.

1.6	The parties agree that the lease under this agreement is for the Leased Property only, and that the Lessee has no right of possession or use or other easement in any part of the Building except for the Leased Property itself and save for the common use of such parts and facilities of the Building that will be allocated by the Lessor or by the management company for the general use of the owners of units in the Building, including the Lessee.

1.7	The Lessee undertakes not to interfere in any way and in any form in the actions of the Lessor in any part of the Building or the Plot, including by way of construction, demolition, change of designation, sale, lease and disposition etc., provided that the foregoing shall not apply to the Area of the Leased Property, shall not impinge on the Leased Property in any way and on the routes of access thereto, nor impinge on the reasonable use of the Leased Property by the Lessee or on the Lessee’s rights under this agreement.

Subject to the foregoing, the Lessee’s opposition to any action, plan or step taken by the Lessor in any part of the Building and the Plot, save for the Leased Property—shall be deemed a fundamental breach of this agreement.

1.8	The Lessee undertakes to keep the Leased Property and the routes of access thereto clean and to strictly ensure that the use of the Leased Property does not constitute a nuisance to occupiers of other units in the Building.

1.9	The Lessor shall not construct an additional floor on the roof of the Leased Property other than with the prior consent of the Lessee, provided that the Lessee shall not object to such construction other than on reasonable grounds that pertain to the use of the Leased Property for the Purpose of the Lease.

2. Use of the Leased Property

2.1	The Lessee represents and warrants that the Leased Property is entirely suitable for the Purpose of the Lease, and it absolutely and irrevocably waives any claim of incompatibility of the Leased Property, except in relation to latent incompatibility.

2.2	The Lessee shall not be entitled to make any structural alteration, or carry out any demolition, renovation, painting, covering of surfaces or decoration in the Leased Property other than in accordance with the prior written consent of the Lessor, which shall not be unreasonably withheld.

Notwithstanding the foregoing, internal alterations in the Leased Property which do not alter the structure of the Leased Property or the Building or the water, electricity and drainage systems or any other system that is common to the Leased Property and to other parts of the Building, and the performance of which does not damage the Leased Property or the Building, may be carried out by the Lessee at its expense, provided that upon vacation thereof, the Leased Property shall be reinstated to its former condition by the Lessee or at the Lessee’s expense.

2.3	The Lessor will allow the Lessee to carry out such works as are required to adapt the Leased Property to the Purpose of the Lease, provided that the Lessee shall submit an engineering plan and specification for the execution of such adaptation work to the Lessor, and provided that the Lessor finds that no damage will be caused to the Building or to the Project or to other units in the Building due to such works.

2.4	The Lessee shall be entitled to hang or paint or otherwise indicate signboards and inscriptions on the Leased Property and in other parts of the Building, subject to the prior written approval of the Project Architect as to the location, size and format of such signboard.

The Lessor undertakes not to permit the placement of signboards on the roof of the Building by anyone who is not one of the tenants or owners of the Building insofar as the same will thus be damaging to the Leased Property, including aesthetically.

2.5	Any approval by the Lessor for the execution of adaptation works or signboards at the Leased Property is subject to the condition precedent that such works (including the posting of signboards) will be carried out lawfully by licensed and skilled professionals and without disturbing owners of other units in the Project, or members of the public visiting the Project, other than is necessary in the course of professional and responsible execution of works of such nature.

2.6	Full and exclusive responsibility for any damage caused by reason of execution of works that the Lessee shall have been permitted to carry out shall lie solely with the Lessee, and the Lessor’s permission thereof shall impose no liability whatsoever on the Lessor in connection with the execution of such works, either towards the Lessee or towards any third party including any authority.

Full and exclusive responsibility for any damage caused by reason of execution of works by the Lessor shall lie solely with the Lessor, and no liability whatsoever shall be imposed on the Lessee in connection with the execution of such works, either towards the Lessor or towards any third party including any authority.

2.7	The Lessee undertakes to indemnify the Lessor for any claim or charge for which the Lessor shall be liable by reason of or in connection with execution of works in the Leased Property by the Lessee or by any party acting on behalf of or with the authority of the Lessee.

The Lessor undertakes to indemnify the Lessee in respect of any claim or charge for which the Lessee shall be liable by reason of or in connection with execution of works in the Leased Property or in the Building by the Lessor or by any party acting on behalf of or on the authority of the Lessor.

2.8	It is hereby expressly declared and clarified, so as to constitute a principal and fundamental stipulation in this agreement, that any works that are carried out in the Leased Property by the Lessee to adapt the Leased Property to the Purpose of the Lease are carried out without the Lessor having any interest or benefit therein, and that they are being done solely for the benefit, expediency and needs of the Lessee.

Any permission that is given by the Lessor for the execution of such works in the Leased Property shall under no circumstances be deemed as an order by the Lessor for the execution of the works.

2.9	Cancelled.

2.10	The Lessee undertakes to totally refrain from placing materials, tools, goods, equipment and other chattels in any place within the area of the Project (other than within the Leased Property itself), including the courtyards of the Project, its storerooms and access routes to and within it, other than after coordination with the Lessor and with the Lessor’s authorization.

2.11	The Lessee undertakes to keep the Leased Property and the other parts of the Project clean and to immediately dispose of and remove all chattels that are placed in any part of the Project which is outside the Leased Property, by the Lessee’s customers or suppliers or agents or persons acting for or with the authority of the Lessee.

3. The Lease Period

3.1	The Leased Property shall be delivered to the Lessee in its state and condition as at the date of execution of this agreement together with all its systems, including electricity and air conditioning, in working order, on December 1, 2002, hereinafter the “Date of Delivery of Possession”.

The term of the lease of the Leased Property is 30 months commencing from the Date of Delivery of Possession until May 31, 2005 (hereinafter: the “Lease Period”).

The Lessee is granted an option to extend the Lease Period by a further 24 months until May 31, 2007, hereinafter: the “Option Period”, on the following conditions:

(a)	Exercise of the option shall be by written notice of the Lessee that shall be delivered to the Lessor at least 60 days prior to the end of the Lease Period.

(b)	All the terms and conditions of the lease under this agreement shall apply to the Option Period.

3.2	At the end of the Lease Period, the Lessee shall vacate the Leased Property of any person and object and shall return possession of the Leased Property to the Lessor in a clean condition, intact and in proper working order and suitable for full commercial use, save for wear and tear from reasonable use.

3.3	For the removal of doubt, it is clarified that anything installed or constructed in the Leased Property or connected to any of its parts constitutes an integral part of the Leased Property and the Lessee may not dismantle or remove the same from the Leased Property or change it in any way during or at the termination of the Lease Period.

Modifications or installations that are made by the Lessee in the Leased Property, the dismantling and removal of which from the Leased Property will not damage the Leased Property, may be dismantled and removed from the Leased Property by the Lessee.

3.4	At the time of vacation and return of the Leased Property to the possession of the Lessor, and as an integral part of performance of the Lessee’s undertakings in relation to returning the Leased Property to the Lessor, the Lessee shall furnish the Lessor with written confirmations from the local authority, the electricity company and the telephone company that all such payments as apply to the Leased Property up to the date of actual vacation thereof by the Lessee or the end of the Lease Period, whichever is the later – have been paid in full, all with the exception of debts that shall have accrued in respect of the period prior to the Lease Period.

3.5	The Lessor is hereby irrevocably empowered and authorized to effect actual entry into the Leased Property and to seize exclusive possession of the same or deliver possession thereof to a third party, and to actually prevent, by any means, the re-entry of the Lessee into the Leased Property, and all at any time after the expiration of the Lease Period for the Leased Property and without need for a prior application to a court.

4. Purpose of the Lease

4.1	The Purpose of the Lease is use of the Leased Property as premises for manufacture, research and development, offices and display and storage areas within the field of the Lessee’s activity in the electronics and computers industry, in this contract the “Purpose of the Lease”.

The Lessee may not use the Leased Property for any other purpose.

4.2	Any change in the Purpose of the Lease requires the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

4.3	A breach by the Lessee of the foregoing shall be deemed a fundamental breach of this agreement.

4.4	The Lessor undertakes that the nature of the Project from the standpoint of the use of the parts thereof shall not undergo a material change in relation to its nature on the date of execution of this agreement, nor shall the Project include heavy industry, and that the use of the commercial floor in the part of the Building in which the Leased Property is situated shall be designated for clean and quiet businesses.

5. Transfer of the Lease in the Leased Property

5.1	The lease of the Leased Property and all other rights of the Lessee under this agreement, are personal to the Lessee only, and the Lessee may not transfer or assign them, in whole or in part, to any third party, other than the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

For the removal of doubt, it is clarified that the Lessee may not sublet the Leased Property or any part thereof, nor may the Lessee share the lease or use of or the benefit from the Leased Property with any third party for any period and at any time during the Lease Period.

Notwithstanding the foregoing, the Lessee may sublet parts of the Leased Property on condition that the identity of the sub-lessee shall be approved by the Lessor in advance and on condition that the terms of such sublease shall be consistent with all that is required under this agreement, and on further condition that the form of such sub-lease agreement shall be furnished to the Lessor at least 7 days prior to its execution, and that the Lessor shall confirm that it is consistent with this agreement.

The Lessor shall not unreasonably object to the identity of proposed sub-lessees, provided only that such sub-lessees, from the standpoint of their business and the purpose of the sublease, are similar in essence to the Lessee and to the Purpose of the Lease under this agreement.

The purpose of the lease in such sublease shall not be restricted to a business solely in the field of electronics and computers.

In any event the Lessee may grant a sublease or transfer its rights under this agreement to any subsidiary of the Lessee or other company affiliated with the Lessee, provided that the Lessee’s liability to the Lessor in relation to this agreement shall not be reduced or qualified due to any sublease.

5.2	The parties agree that if a receiver is appointed over the majority of the Lessee’s assets or over its assets or its business in the Leased Property, or a trustee or manager is appointed by the court, or a liquidator, whether temporary or permanent, or a temporary or permanent attachment order is imposed on the rights of the Lessee in the Leased Property or over the Lessee’s aforesaid assets, such an event shall constitute a termination of the lease by the Lessee prior to the end of the Lease Period under this agreement, commencing on the 90th day after the occurrence of any event listed above, unless the aforesaid attachment order or appointment shall have been revoked within such period of time.

6. Rent and Management Expenses

6.1	In consideration for the lease rights under this agreement, the Lessee shall pay the Lessor the monthly rent specified hereunder, hereinafter the “Rent”.

6.1.1	The Lessee shall pay, in respect of the Lease Period, monthly rent amounting to $8.5 (eight and one half U.S. dollars) per square meter of the Area of the Leased Property, with such sum being calculated in shekels at the representative rate on the actual date of each payment and with the addition of linkage differences to the USA consumer price index (C.P.I), with the base index being the last index known on the date of execution of this agreement, and the new index being the last index known at the end of each year of the lease.

6.1.2	The rent shall be paid in advance, once every two months, for each two months of the lease.

On the date of execution of this agreement, the Lessee will pay the rent for the first two months of the lease by means of a check post-dated to December 1, 2002.

On the date on which the check is presented for payment, the amount thereof shall be adjusted in accordance with the representative rate.

6.1.3	Cancelled.

6.1.4	Value added tax as required by law shall be added to every payment on account of the aforesaid rent. On the date of payment of the rent, a check post-dated for the date of payment of the tax by the Lessor shall be delivered to the Lessor together with the rent, the amount of which shall be equal to the amount of the tax, against a lawful tax invoice.

6.1.5	The Lessee undertakes to pay the rent in full in accordance with this agreement for the entire Lease Period, even if the lease of the Leased Property shall have been terminated by the Lessee at any time prior to the end of the Lease Period under this agreement, other than by reason of circumstances deriving solely from the Lessor or which are within its control, and even where the Lessee vacates the Leased Property before the end of the Lease Period due to the lawful rescission of the lease agreement by reason of a breach thereof by the Lessee.

If the Lessor lets the Leased Property within the aforesaid period, the rent recoverable by the Lessor after deduction of its expenses, shall be deducted from the rent payable by the Lessee under this sub-clause.

6.2	In addition to the rent and throughout the Lease Period, the Lessee shall make all such payments, taxes, fees, local authority taxes (Arnona), levies and contributions, including management fees, as are applicable in respect of the use and occupation of the Leased Property, either as an independent unit or as a proportionate part of the Building, if and insofar as it will not be possible to attribute them directly to the Leased Property, as determined by the management company, or to the use of or conduct of business at the Leased Property, hereinafter, the “Mandatory Payments”, and all subject to the management agreement.

Taxes, levies and other Mandatory Payments that are charged on the Leased Property due to the ownership thereof, as distinct from the use thereof, shall be imposed on the Lessor, including property tax, sewage and drainage charges, land betterment levy, development charges, long term rent and/or consent fees to the Israel Lands Administration, etc.

Taxes, levies and other Mandatory Payments for the Leased Property that are legally imposed on the Lessor and for which the Lessee is not liable under this agreement, shall be borne by the Lessor.

6.3	The Lessee undertakes to pay the Mandatory Payments by the lawful due dates thereof or on such date as is required by the party entitled to payment.

The Lessee may prepay any payment and shall also be entitled to exhaust any right of objection and appeal against any charge imposed thereon.

6.4	The Lessee shall, throughout the Lease Period, make all such payments as it shall be required to make by the management company in accordance with the attached management agreement in respect of the Leased Property, and for telephones, water, electricity, if and to the extent that they are supplied to the Leased Property.

6.5	The parties prescribe and stipulate that any delay in the making of any of the payments that are obligatory under Chapter 6 of this agreement, shall be deemed a fundamental breach of this agreement if not paid within 14 days from the date on which the Lessee shall have received written notification of the failure to make such payment.

6.6	The Lessee undertakes to perform all of its undertakings and to discharge all of its liabilities under the management agreement that is annexed to this lease agreement, and it is agreed that a breach of the management agreement by the Lessee shall also be deemed a breach of the lease agreement.

7. Insurance of the Leased Property

7.1	The Lessee undertakes to insure its activity at the Leased Property and the contents thereof at least against risks of fire, water damage including rains and flooding, earthquakes, burglary, riots and malicious damage.

7.2	The Lessee undertakes to insure itself and its business at the Leased Property by employers’ liability insurance that shall include its full liability vis-à-vis its employees under the laws of tort, as well as third party liability insurance in respect of its liability to third parties, including its customers, invitees, visitors and employees of the Lessor and of the management company.

7.3	The Lessee shall purchase such insurance policies as are consistent with its aforesaid obligations and will, as a condition precedent to receiving possession of the Leased Property, furnish the Lessor with a certificate from the insurer as to the inception of such policies as are required by this agreement.

7.4	The Lessee undertakes to strictly comply with all the terms and conditions of the aforesaid policies and to do all that is necessary to maintain them in full force and effect throughout the Lease Period.

7.5	The Lessee shall arrange for the explicit exclusion of the right of subrogation against the Lessor, the management company, their employees, agents and managers from any policy effected as aforesaid.

8. Licenses and Permits

8.1	The Lessee alone shall be responsible for and undertakes to obtain any permit and authorization that are required by law for the conduct of its business at the Leased Property.

It is hereby expressly agreed and stipulated that the Lessee’s failure to obtain a permit or license or authorization as aforesaid, shall not absolve the Lessee from performing all of its undertakings under this agreement, including payment of the rent and Mandatory Payments, unless the absence of such permit, license or authorization shall be caused by the manner of construction of the Project or the object of sale or the incompatibility of the designation of the land with the Purpose of the Lease, or by reason of circumstances that are within the Lessor’s control.

8.2	The Lessee undertakes to carry on its business in the Leased Property as required by the provisions of any relevant law and to refrain from any act or omission that might give rise to a claim or complaint or legal action or administrative proceeding against the Lessor or the management company in respect of the unlawful conduct of the Lessee’s business.

8.3	Any fine and/or betterment levy and/or unauthorized use charge and/or any payment imposed on the Leased Property or on the use thereof because of a deviation from or inconsistency with the Zoning Plan shall be imposed on the

Lessor, provided that the Lessee shall not deviate from the Purpose of the Lease under this agreement.

9. Preservation of the Leased Property

9.1	The Lessee undertakes to refrain from causing any damage to the Leased Property or to any other part of the Building and the Project and to strictly adhere to reasonable and careful use of the Leased Property and any other part of the Project that the Lessee is permitted to use incidentally to the lease of the Leased Property.

9.2	The Lessee shall promptly and at its own expense repair, in a professional manner, any breakdown and damage caused to the Leased Property or to any part thereof due to the use of the Leased Property, and shall immediately report to the Lessor any damage that occurs to or is discovered in the Leased Property throughout the Lease Period.

9.3	The Lessor and the management company may enter the Leased Property at any time when the Leased Property is open for business, after coordination with the Lessee, and inspect the state and condition of the Leased Property and the Lessee’s fulfillment of its undertakings under this agreement.

The Lessor or the management company’s entry to the Leased Property shall be in the presence of the Lessee or its representative.

In cases of emergency the Lessor and the management company may enter the Leased Property as is necessary in the circumstances of the case, and report the same to the Lessee as soon as possible.

10. Breaches and Remedies

10.1	Any default on any payment prescribed by this agreement, including any portion thereof not paid in full, shall make the defaulting party liable for arrears interest at the maximum interest rate that would have been charged in such circumstances by Bank Leumi Le’Israel, had the amount in arrears been a sum in excess of an approved credit facility.

10.2	So long as the Leased Property has not been vacated of all persons and objects belonging to or associated with the Lessee, and so long as the Lessee shall not have delivered the keys to the Leased Property to the Lessor, the Lessee shall bear all such expenses and payments and liability in respect of the Leased Property as if the Lease Period shall not have come to an end, without prejudice to any right or remedy that shall be available to the Lessor due to the breach of this agreement by the Lessee.

10.3	Neither party shall be obliged to exercise, either as soon as possible or at all, any right, relief and remedy available thereto under this agreement or by reason of a breach thereof, and no refrainment from the exercise of such right or delay in the exercise of any right, relief or remedy shall be deemed a waiver, on the part of the injured party, of any such right, relief or remedy.

10.4	Where a party shall have breached any of its undertakings under this agreement, the injured party shall not be entitled to exercise any remedy before giving notice to the party in breach with an extension of 14 days to rectify the same, unless the circumstances of the case shall demand a shorter extension.

11. Notices

Any and all notices in connection with this agreement or the lease hereunder shall be given in writing, by hand delivery or by registered mail with a certificate of delivery according to the parties’ addresses recorded in the preamble to this agreement.

Any notice sent by mail as aforesaid shall be deemed to have been received by the addressee 72 hours after delivery thereof for dispatch at the post office. A notice delivered by hand shall be deemed to have been received 24 hours after actual delivery thereof.

12. Evidence

No claim shall be entertained nor shall any evidence be adduced as regards a modification of a stipulation, undertaking or promise provided in this agreement unless such claim shall be proven by a document in writing signed by the party against whom such modification or waiver is being alleged.

Any and all promises, representations or undertakings preceding the date of execution of this agreement are null and void and shall be of no effect unless and insofar as they are stipulated in the body of this agreement.

13. Parking

13.1	During the Lease Period, 40 (forty) covered parking spaces shall be allocated to the Lessee for its use and that of its employees.

The aforesaid parking spaces shall be located as near as possible to the elevators leading to the Leased Property.

13.2	Nothing in the foregoing shall prejudice the Lessee’s right to make use of the parking areas in the Project, whether covered areas or outside areas, in the manner and under the terms and conditions to which all lessees in the Project are entitled.

13.3	Such parking spaces as are allocated for the use of the Lessee shall be available for the Lessee’s exclusive use, and during the hours of operation of the Leased Property no parking shall be permitted therein other than for the Lessee and its customers as aforesaid.

13.4	The Lessee shall pay the Lessor a monthly fee of $20 (twenty U.S. dollars) plus V.A.T. for each parking space allocated thereto as aforesaid, and such amount shall be linked and be paid to the Lessor in such manner and on such dates as are stipulated in this agreement for payment of rent for the Leased Property itself.

13.5	The Lessee shall bear the tax liabilities, including local authority taxes and other Mandatory Payments that are levied on the occupation and use of the aforesaid parking spaces.

14. Securities

14.1	To secure performance of the Lessee’s undertakings under this agreement and under the management agreement, the Lessee shall deposit with the Lessor, within 7 days from the date of execution of this agreement, a bank guarantee in an amount equivalent to the total rent for three months of lease. The guarantee shall be renewed at the end of each year for an additional year; otherwise, the Lessor shall be entitled to realize it.

14.2	Upon return of the Leased Property to the Lessor’s possession and upon fulfillment of all the Lessee’s undertakings under this agreement, the guarantee shall be returned to the Lessee.

In witness whereof, the parties have hereto set their hands,

[ Signature and stamp of Am-Ram South Netania Development Ltd.	[ Signature and stamp of DealTime Ltd.]

The Lessor	The Lessee

016\Am-Ram Contracts

September 26,

Shmuel Arielli, Adv.

1 Hatzoran St.

Netania

Tel. 09-8650085 Fax 09-8859482

Annex B

To a lease agreement dated October 7, 2002

Between:    Am-Ram South Netania Development Ltd.

Hereinafter: the “Lessor”

And:            Commtouch Software Ltd.

Hereinafter: the “Lessee”

And:             DealTime Ltd.

Hereinafter: “DealTime”

1.	The items specified hereunder that are situated in the Adjacent Unit, as defined in Annex C attached hereto, hereinafter, the “Chattels”, constitute the Lessee’s property, and will be treated as follows.

2.	So long as the lease agreement is in force, the Chattels shall be available for DealTime’s use, and the Lessee shall not demand the removal thereof from the Adjacent Unit or restriction of their use.

3.	DealTime undertakes to preserve the Chattels and not to remove them from the Adjacent Unit, and to make only careful and appropriate use thereof for the Purpose of the Lease and within the area of the Adjacent Unit.

4.	DealTime shall be liable to the Lessee for the loss of the Chattels or part thereof, as the case may be, and for any wear and tear thereof other than normal wear and tear arising from careful use.

5.	Upon expiration of the Lease Period, and as against the return of the Leased Property to the Lessor and the performance of all the Lessee’s undertakings to the Lessor, the Lessee shall be entitled to receive the Chattels, or the value thereof at that time as determined by a qualified and agreed assessor.

6.	The Lessor shall have the right to choose between actual delivery of the Chattels or payment of their value as aforesaid.

7.	It is agreed that in the relationship between DealTime and the Lessee, DealTime shall be deemed as a bailee for hire in respect of the Chattels.

8.	The parties mutually confirm that on the date of signature of this annex, the Chattels are in a good and usable condition.

9.	An itemization of the Chattels is as follows:

The itemization shall be made by the parties’ consent and annexed hereto as soon as possible.

In witness whereof, the parties have hereto set their hands,

(-)	(-)	(-)
The Lessor	The Lessee	DealTime

Cooperation Agreement

Hereinafter: the “Lease Agreement” [sic]

Between:        Am-Ram South Netania Development Ltd.

Hereinafter: the “Lessor”

And:                Commtouch Software Ltd.

Hereinafter: the “Lessee”

And:                DealTime Ltd.

Hereinafter: “DealTime”

It is Agreed as Follows:

1.	All the systems installed in or serving the Leased Property, as defined in the Lease Agreement, as well as the rest of the area leased to the Lessee under a lease agreement dated March 6, 2000 or part thereof, and which is not included in the Leased Property as defined in the Lease Agreement, hereinafter: the “Adjacent Unit” and the “Common Systems”, shall serve the parties and be maintained by them jointly and the provisions of this agreement shall apply thereto.

2.	The parties undertake to strictly adhere to the correct and careful use of the Common Systems.

3.	No use whatsoever shall be made of the Common Systems nor shall any other action be taken which could deny the other parties use of the Common Systems or restrict such use.

4.	The parties shall bear the costs of such regular maintenance and repairs as are necessary from time to time to ensure the regular and proper working order of the Common Systems, according to the proportion that the area actually occupied by each of them bears to the total area of the Leased Property, as defined in the previous lease agreement.

Notwithstanding the foregoing, it is clarified that so long as the Common Systems shall serve only the Lessor and the Lessee, all the maintenance and operating expenses shall be borne by the Lessor and the Lessee in equal shares.

5.	The parties shall by agreement choose the person or body that shall carry out such regular maintenance and such repairs as may be necessary from time to time to the Common Systems, and in the absence of such agreement the Lessor shall decide the same.

6.	Every party shall allow access to those Common Systems that are situated in the area occupied thereby, to the extent necessary for regular maintenance and repairs.

7.	Notwithstanding the foregoing provisions of Section 4, the cost of electricity consumption in the Leased Property and in the Adjacent Unit shall be divided, to the effect that DealTime will pay its share in the electricity consumption according to the meter reading the consumption of electricity in the Adjacent Unit, and the Lessee shall bear the balance resulting from the electricity company’s bills.

8.	The parties shall strictly maintain the cleanliness and maintenance of the lobbies shared by the Leased Property and the Adjacent Unit, and shall bear such expenses as are necessary for such purpose from time to time, as provided in Section 4 above.

9.	Rent and management charges, as well as local authority taxes that are paid by the Lessee and DealTime on the lobbies shared by the Leased Property and the Adjacent Unit, shall be borne by the Lessee and DealTime as provided in Section 4 above.

10.	All such expenses as are incurred by the parties for insuring the Common Systems and the common lobbies, shall be borne by the Lessee and DealTime as provided in Section 4 above.

In witness whereof, the parties have hereto set their hands,

(-)	(-)	(-)
The Lessor	The Lessee	DealTime

028\Am-Ram Contracts

October 3, 02

Shmuel Arielli, Adv.

1 Hatzoran St.

Netania

Tel. 09-8650085 Fax 09-8859482